FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT 333-128502













                              ARRAN FUNDING LIMITED




                              SERIES 2005-B NOTES




                       ISSUED UNDER THE US$7,500,000,000

                    ARRAN FUNDING MEDIUM TERM NOTE PROGRAMME

FINAL TERMS AND CONDITIONS

SERIES NUMBER:                  Series 2005-B
CLASS OF NOTES:                 A1                           A2                           A3
-----------------------------------------------------------------------------------------------------------------------------
ANTICIPATED RATINGS:            AAA/Aaa/AAA                  AAA/Aaa/AAA                  AAA/Aaa/AAA
RATING AGENCIES:                Standard & Poor's,           Standard & Poor's,           Standard & Poor's,
                                Moody's & Fitch Ratings      Moody's & Fitch Ratings      Moody's & Fitch Ratings
ISSUE DATE/CLOSING DATE:        15 December 2005             15 December 2005             15 December 2005
ISSUE PRICE:                    100%                         100%                         100%
PROCEEDS:                       US$435,000,000               [e]450,000,000               [GBP]700,000,000
SPECIFIED CURRENCY:             Class A1 notes are to be     Class A2 notes are to be     Class A3 notes are to be
                                denominated in US$           denominated in [e]           denominated in [GBP]
SPECIFIED DENOMINATION:         $100,000 (the minimum        [e]50,000 (the minimum       [GBP]50,000 (the minimum
                                denomination) and amounts    denomination) and amounts    denomination) and amounts
                                in excess thereof which are  in excess thereof which are  in excess thereof which are
                                an integral multiple of      an integral multiple of      an integral multiple of [GBP]10,000
                                $10,000                      [e]10,000
FIXED OR FLOATING DESIGNATION:  Floating                     Floating                     Floating
SCHEDULED REDEMPTION DATE:      15 December 2010             15 December 2010             15 December 2010
FINAL REDEMPTION DATE:          15 December 2012             15 December 2012             15 December 2012
MARGIN:                         0.05%                        0.09%                        0.09%
LIBOR/EURIBOR:                  Three-month LIBOR            One-month EURIBOR            Three-month LIBOR
LIBOR/EURIBOR (IN THE CASE OF
THE FIRST INTEREST PERIOD):     Three-month LIBOR            Two-month EURIBOR            Three-month LIBOR
DAY COUNT FRACTION:             Actual/360                   Actual/360                   Actual/365
INTEREST COMMENCEMENT DATE:     15 December 2005             15 December 2005             15 December 2005
INTEREST PAYMENT DATES:         15th day of March, June,     15th day in each month       15th day of March, June,
                                September and December       subject to adjustment for    September and December
                                in each year subject to      non-business days            in each year subject to
                                adjustment for non-business                               adjustment for non-business
                                days                                                      days
FIRST INTEREST PAYMENT DATE:    15 March 2006                15 February 2006             15 March 2006
INTEREST RATE CALCULATIONS:     Condition 6(d)               Condition 6(b)               Condition 6(a)
LISTING:                        London                       London                       London


SERIES NUMBER:                  Series 2005-B
CLASS OF NOTES:                 B3                           C1                           C3
---------------------------------------------------------------------------------------------------------------------
ANTICIPATED RATINGS:            A/A1/A                       BBB/Baa2                     BBB/Baa2
RATING AGENCIES:                Standard & Poor's,           Standard & Poor's &          Standard & Poor's &
                                Moody's & Fitch Ratings      Moody's                      Moody's
ISSUE DATE/CLOSING DATE:        15 December 2005             15 December 2005             15 December 2005
ISSUE PRICE:                    100%                         100%                         100%
PROCEEDS:                       [GBP]101,000,000             US$42,000,000                [GBP]63,000,000
SPECIFIED CURRENCY:             Class B3 notes are to be     Class C1 notes are to be     Class C3 notes are to be
                                denominated in [GBP]         denominated in US$           denominated in [GBP]
SPECIFIED DENOMINATION:         [GBP]50,000 (the minimum     $100,000 (the minimum        [GBP]50,000 (the minimum
                                denomination) and amounts    denomination) and amounts    denomination) and amounts
                                in excess thereof which are  in excess thereof which are  in excess thereof which are
                                an integral multiple of      an integral multiple of      an integral multiple of
                                [GBP]10,000                  $10,000                      [GBP]10,000
FIXED OR FLOATING DESIGNATION:  Floating                     Floating                     Floating
SCHEDULED REDEMPTION DATE:      15 December 2010             15 December 2010             15 December 2010
FINAL REDEMPTION DATE:          15 December 2012             15 December 2012             15 December 2012
MARGIN:                         0.26%                        0.40%                        0.46%
LIBOR/EURIBOR:                  Three-month LIBOR            Three-month LIBOR            Three-month LIBOR
LIBOR/EURIBOR (IN THE CASE OF
THE FIRST INTEREST PERIOD):     Three-month LIBOR            Three-month LIBOR            Three-month LIBOR
DAY COUNT FRACTION:             Actual/365                   Actual/360                   Actual/365
INTEREST COMMENCEMENT DATE:     15 December 2005             15 December 2005             15 December 2005
INTEREST PAYMENT DATES:         15th day of March, June,     15th day of March, June,     15th day of March, June,
                                September and December       September and December       September and December
                                in each year subject to      in each year subject to      in each year subject to
                                adjustment for non-business  adjustment for non-business  adjustment for non-business
                                days                         days                         days
FIRST INTEREST PAYMENT DATE:    15 March 2006                15 March 2006                15 March 2006
INTEREST RATE CALCULATIONS:     Condition 6(a)               Condition 6(d)               Condition 6(a)
LISTING:                        London                       London                       London



SERIES NUMBER:                Series 2005-B
CLASS OF NOTES:               A1                         A2                         A3
-------------------------------------------------------------------------------------------------------------
EXPENSES LOAN AMOUNT:         [GBP]5,300,000
EXPENSES LOAN INTEREST RATE:  One-month GBP LIBOR +1.0%
ANNUAL SERIES ISSUER PROFIT
AMOUNT:                       [GBP]1,000
SUBORDINATION:                Class B Notes and Class C  Class B Notes and Class C  Class B Notes and Class C
                              Notes                      Notes                      Notes
CLEARING AND SETTLEMENT:      DTC/Euroclear/Clearstream  Euroclear and Clearstream  Euroclear and Clearstream
BUSINESS DAY CONVENTION:      Following business day     Following business day     Following business day
                              convention (as defined in  convention (as defined in  convention (as defined in
                              Condition 2)               Condition 2)               Condition 2)
ERISA ELIGIBILITY:            Yes                        Yes                        Yes


SERIES NUMBER:                Series 2005-B
CLASS OF NOTES:               B3                         C1                         C3
-------------------------------------------------------------------------------------------------------------
EXPENSES LOAN AMOUNT:
EXPENSES LOAN INTEREST RATE:
ANNUAL SERIES ISSUER PROFIT
AMOUNT:
SUBORDINATION:                Class C Notes              N/A                        N/A
CLEARING AND SETTLEMENT:      Euroclear and Clearstream  DTC/Euroclear/Clearstream  Euroclear and Clearstream
BUSINESS DAY CONVENTION:      Following business day     Following business day     Following business day
                              convention (as defined in  convention (as defined in  convention (as defined in
                              Condition 2)               Condition 2)               Condition 2)
ERISA ELIGIBILITY:            Yes                        Yes                        Yes




    The initial swap downgrade triggers are, in respect of the short-term unsecured and unsubordinated debt obligations of The Royal Bank of Scotland plc, A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch Ratings and, in respect of the long-term, unsecured and unsubordinated debt obligations of The Royal Bank of Scotland plc, A1 by Moody's and A by Fitch (for basis swap transactions or interest rate swap transactions) or A+ by Fitch (for cross currency rate swap transactions).

    "ACTUAL/365" means the actual number of days in the calculation period divided by 365 (or, if any portion of the calculation period falls in a leap year, the sum of (A) the actual number of days in that portion of the calculation period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the calculation period falling in a non-leap year divided by 365).

    "ACTUAL/360" means the actual number of days in the calculation period divided by 360.

    THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-422-2006.